As filed with the Securities and Exchange Commission,
                     via EDGAR, on March 10, 2000
                                          Registration No. 333-
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                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        Registration Statement
                                 under
                      The Securities Act of 1933

                        Liberty Property Trust
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        (Exact name of registrant as specified in its charter)

Maryland                                                     23-7768996
---------------------------        ------------------------------------
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
 incorporation or organization)

65 Valley Stream Parkway, Malvern, PA                             19355
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                        Liberty Property Trust
               Amended and Restated Share Incentive Plan
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                       (Full title of the plan)


                        James J. Bowes, Esquire
                     General Counsel and Secretary
                         Liberty Property Trust
                        65 Valley Stream Parkway
                            Malvern, PA 19355
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                 (Name and address of agent for service)

                             (610) 648-1700
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      (Telephone number, including area code, of agent for service)

                                Copies to:

                        Richard A. Silfen, Esquire
                  Wolf, Block, Schorr and Solis-Cohen LLP
                              1650 Arch Street
                          Philadelphia, PA  19103
                              (215) 977-2000

                     CALCULATION OF REGISTRATION FEE

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                                       PROPOSED        PROPOSED
 TITLE OF                              MAXIMUM          MAXIMUM
SECURITIES TO      AMOUNT TO BE     OFFERING PRICE     AGGREGATE         AMOUNT OF
 REGISTERED        REGISTERED (1)     PER SHARE (2)  OFFERING PRICE   REGISTATION FEE (1)
-------------      --------------   ---------------  --------------   -------------------
Common Shares        2,466,465          $22.3125      $55,033,000        $14,528.72

--------------------------------------------------------------------------------------

(1) Includes rights (the "Rights") to purchase Series A Junior Participating Shares of Beneficial Interest, $0.0001 par value, of the Registrant. No separate consideration is payable for the Rights. Accordingly, the registration fee for the Rights is included in the registration fee for the Common Shares of Beneficial Interest, $0.001 par value, of the Registrant (the "Common Shares") also registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, represents the average of the high and low prices for the Common
Shares, as reported on the New York Stock Exchange Composite Tape on March 8, 2000.




                      INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8 under the Securities Act, the contents of the Registrant's Registration Statements on Form S-8 (Commission File Nos. 33-94036 and 333-44149) are incorporated herein by reference.


                    SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on this 10th day of March, 2000.

                                  LIBERTY PROPERTY TRUST


                                  By: /s/ Willard G. Rouse III
                                  -----------------------------------
                                  Willard G. Rouse III
                                  Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willard G. Rouse III, Joseph P. Denny and George J. Alburger, Jr., and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature                    Title                     Date
---------------------------  ------------------------- ---------------


/s/ Willard G. Rouse III
---------------------------  Chairman of the           February 9, 2000
Willard G. Rouse III         Board of Trustees and
                             Chief Executive Officer
                             (Principal Executive
                             Officer)

Signature                    Title                     Date
---------------------------  ------------------------- ---------------


/s/ George J. Alburger, Jr.
---------------------------  Chief Financial Officer   February 9, 2000
George J. Alburger, Jr.      (Principal Financial and
                             Accounting Officer)


/s/ Frederick F. Buchholz    Trustee                   February 9, 2000
---------------------------
Frederick F. Buchholz


/s/ Thomas C. DeLoach, Jr.   Trustee                   February 9, 2000
---------------------------
Thomas C. DeLoach, Jr.


/s/ Joseph P. Denny          Trustee                   February 9, 2000
---------------------------
Joseph P. Denny


/s/ J. Anthony Hayden        Trustee                   February 9, 2000
---------------------------
J. Anthony Hayden


/s/ M. Leanne Lachman        Trustee                   February 9, 2000
---------------------------
M. Leanne Lachman


/s/ David L. Lingerfelt      Trustee                   February 9, 2000
---------------------------
David L. Lingerfelt


/s/ John A. Miller           Trustee                   February 9, 2000
---------------------------
John A. Miller


/s/ Stephen B. Siegel        Trustee                   February 9, 2000
---------------------------
Stephen B. Siegel


                              LIBERTY PROPERTY TRUST
                               AMENDED AND RESTATED
                               SHARE INCENTIVE PLAN

                        REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX


Exhibit No.          Document
-----------          --------------------------------------------------

4                    Amended and Restated Share Incentive Plan.

5                    Opinion of Saul, Ewing, Remick & Saul LLP.

23.1 Consent of Ernst & Young, LLP, independent auditors.

23.2                 Consent of Saul, Ewing, Remick & Saul LLP.
                     (Contained in Exhibit 5).

24 Power of Attorney. (Included on signature pages of this Registration Statement).